Exhibit 99.2

 Legal Information and Disclaimer  This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forwardlooking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements. Within this presentation, we reference certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. This presentation includes certain non-GAAP financial measures, including adjusted net income, adjusted earnings per share, adjusted return on average assets and adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Bank7 Corp.’s non-GAAP financial measures as tools for comparison. See the table on Slide 15 of this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures.  1

 Corporate Overview NASDAQ: BSVN    December 31, 2018  Assets  $771 million  Loans  $600 million  Deposits  $676 million  One of the Top Performing Community Banks in the United States(1)Track Record of Industry Leading Profitability and Expense ControlIntense Focus on Underwriting Process and Asset QualityScalable and Consistently Growing Platform  (1) Best-performing community banks of 2017 under $1B in assets, S&P Global Market Intelligence - https://platform.mi.spglobal.com/web/client?auth=inherit#news/article?id=43935321&cdid=A-43935321-11062   2

 Fourth Quarter & Full Year Accomplishments  Record pre-tax Income  Net Interest Margin Expansion  Continued Organic Growth  Operational Excellence  For the quarter ended December 31, 2018, NIM (excluding loan fee income) increased to 4.85%, up from 4.51% for the same period in 2017.For the year ended December 31, 2018, NIM (excluding loan fee income) increased to 4.78%, up from 4.59% for 2017.   Total Assets increased $66.9 million in 2018, or 9.5% year over year. Total loans increased $36.9 million, or 6.6% year over year. Organic deposit growth of $131.6 million, or 27.2% year over year.  Maintained excellent efficiency ratio of 37.04% in 2018, compared to 37.24% in 2017.Noninterest expense to average assets ratio of 2.05% in 2018, compared to 2.21% for 2017.  The Company earned a record $6.8 million in pre-tax income in Q4 2018 compared to $4.6 million for the same period in 2017.The Company earned a record $25.8 million in pre-tax income for the full year ended December 31, 2018, compared to $23.8 million for 2017.  All-time Highs  The Company ended the year with $ 770.5 million in total assets, $599.9 million in total loans, $675.9 million in total deposits, and $86.5 million in tangible shareholders’ equity – all of which are all-time highs.  3

Bank7 Corp. reports record pre-tax quarterly income for Q4 2018

BANK7

For the Year Ended December 31, 2018

Balance Sheet	
Total assets	$770.5
Total loans	599.9
Total deposits	675.9
Noninterest-bearing deposits	201.5
Tangible shareholders' equity (1)	86.5
Profitability	
Net Income (2)	$20.1
Return on average assets (2)	2.75%
Return on average tangible common equity(2)	26.4
Net interest margin	5.49
Net interest margin (excluding loan fee income) (3)	4.78
Efficiency ratio	37.0
Loans to deposits	88.8
Capital Ratios	
Tangible shareholders' equity to tangible assets (1)	11.25%
Tier 1 leverage ratio (4)	11.26
Common equity tier 1 capital ratio (4)	14.78
Tier 1 risk-based capital ratio (4)	14.78
Total risk-based capital ratio (4)	16.03
Non-owner occupied CRE / total capital (5)	263.80
Asset Quality	
Nonperforming assets to loans and OREO	0.45%
Nonperforming loans to total loans	0.43
Allowance for loan losses to total loans	1.31
Allowance for loan losses to nonperforming loans	299.5
Net charge-offs to average loans	0.004

Total Assets



$479.5
$563.5
$613.8
$703.6
$770.5
2014
2015
2016
2017
2018

Net Income & EPS (2)



$6.2
$0.86
$8.3
$1.14
$10.4
$1.43
$14.3
$1.96
$20.1
$2.44
2014
2015
2016
2017
2018
EPS

Dollars are in millions, except earnings per share.
Financial data is as of or for the twelve months ended December 31 of each respective year.

(1) Tangible shareholders' equity and tangible shareholders' equity to tangible assets are non-GAAP financial measures. See non-GAAP reconciliation table for reconciliation to their most comparable GAAP measures.
(2) Profitability metrics are tax adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for 2017 and 2018 were 40.0% and 22.2%, respectively.
(3) Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See non-GAAP reconciliation table for reconciliation to its most comparable GAAP measure.
(4) At December 31, 2018, Tier 1 leverage ratio, common equity Tier 1 risk-based capital ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 11.13%, 14.61%, 14.61%, and 15.86% respectively for the Company.
(5) Ratio is for the Bank only and represents total non-owner occupied CRE loans, including loans secured by multi-family residential real estate, investor CRE, and construction and land loans, divided by the Bank's total risk-based capital.

4

 Historical Performance  Return on Average Assets (1)  Return on Average Tangible Common Equity (1)  Dollars are in millionsFinancial data is as of or for the twelve months ended December 31 of each respective year.Profitability metrics are tax adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.  Leveraging Our Employee Base  Efficiency Ratio  We continue to produce excellent ROAA and ROATCE.We have maintained our excellent efficiency ratio.Our earnings have been further boosted by the Tax Cuts and Jobs Act.  5

Balance Sheet and Earnings Growth

- In our first quarter as a public company, tangible book value per share grew by $0.57, or 7.2%.
- YOY organic balance sheet growth remains strong.
- Net income YOY outpaced balance sheet growth.



Tangible Book Value Per Share (2)
$7.92
$8.49
Q3 2018
Q4 2018



Balance Sheet and Earnings Growth
9.5%
6.6%
8.0%
27.9%
40.6%
$703.6
$770.5
$563.0
$599.9
$625.8
$675.9
$69.2
$88.5
$14.3
$20.1
Total assets
Total loans
Total deposits
Total shareholders' equity
Net income (1)
December 31, 2017
December 31, 2018
Annual growth

Dollars are in millions, except earnings per share.
Financial data is as of or for the twelve months ended December 31 of each respective year.
(1) Net income is tax adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.
(2) Tangible book value per share is a non-GAAP financial measure. See Appendix for reconciliation to its most comparable GAAP measure.

6

 Net Interest Margin  Financial data is as of or for the twelve months ended December 31 of each respective year.  Net Interest Margin  Management’s discipline to keep an asset sensitive balance sheet has enabled net interest margin to continue to expand due to a rising rate environment.Net interest margin excluding loan fee income grew 19 bps from 2017 to 2018.  7

Loan/Deposit Beta

Date	2014	2015	2016	2017	2018	Q4 '18
Net Interest Margin (incl. loan fee income)[1]	5.14%	5.25%	5.16%	5.87%	5.49%	5.49%
Net Interest Margin (excl. loan fee income)[2]	4.70%	4.63%	4.37%	4.59%	4.78%	4.85%
Cost of Funds on Interest-bearing Deposits	0.64%	0.66%	0.75%	1.02%	1.52%	1.79%
Cost of Funds on Transaction Accounts (subset from above)					1.49%	1.77%
Cost of Funds on CD's & CDAR's Deposits (subset from above)					1.55%	1.81%
Cost of Funds on Avg. Total Deposits	0.47%	0.49%	0.58%	0.77%	1.08%	1.20%
% of Avg. Non Interest-bearing Deposits to Avg. Total Deposits	26.32%	25.87%	23.71%	24.27%	28.50%	32.70%
Loan Yield (incl. loan fee income)	6.83%	6.87%	6.71%	7.69%	7.58%	7.79%
Loan Yield (excl. loan fee income)	6.29%	6.11%	5.76%	6.14%	6.71%	6.98%
Yield on Earning Assets (incl. loan fee income)	5.63%	5.76%	5.73%	6.60%	6.48%	6.56%
Loan Beta (excl. loan fee income)[3]					81.2%	77.2%
Deposit Beta[3]					42.7%	39.2%

- Loan and Deposit rates are calculated by taking total interest income or expense divided by average balances.
- For the prior eight quarters (01/01/17 – 12/31/18), our cumulative effective loan yield increased by 81.2% of the Fed rate increases and our deposit rates increased by 42.7% of the Fed rate increases.
- The Company is well-positioned to maintain its performance in a rising rate environment.
- Net interest margin (excluding loan fee income) has steadily increased and remains at a healthy level.

Financial data is as of or for the twelve months ended December 31 of each respective year.
(1) Net interest margin is the amount of net interest income, including loan fee income, supported by daily Avg. earning assets for the period presented.
(2) Net interest margin is the amount of net interest income, excluding loan fee income, supported by daily Avg. earning assets for the period presented.
(3) Loan & Deposit beta are calculated using a baseline of the 2016 fed funds rate 0.75%.
Yield on loans (excluding loan fee income) and net interest margin (excluding loan fee income) are non-GAAP financial measures. See Appendix for reconciliation to their most comparable GAAP measures.

8

Allowance for Loan Losses to Total Loans  Nonperforming Assets to Loans and OREO  Asset Quality  Net Charge-Offs to Average Loans  Financial data is as of or for the twelve months ended December 31 of each respective year.  Asset quality remains strong.We continue to maintain a strong loan loss reserve.Quality underwriting and disciplined lending practices have led to low nonperforming loans.No net charge-offs in Q4 2018, and net charge-offs were only $22,000 for the entire year.  9

 Diversified Loan Portfolio  Dollars are in millions. Data as of December 31, 2018.  Gross Loan Portfolio Composition by Purpose Type  10

 Deposit Composition  Historical Deposit Growth  Compound Annual Growth Rate = 12.1%  Deposit Composition as of December 31, 2018  Our Deposit StrategyGather deposits from commercial clients through a suite of targeted deposit offerings, including a variety of remote deposit and cash management products.Commercial loan customers are a strong source of deposit accounts, and we consistently seek to develop deposit relationships with our borrowers.83.4% of our loan customers also had a deposit relationship with us as of December 31, 2018.Offer consumers traditional retail deposit products through our branch network, along with online, mobile and direct banking channels.Core DepositsCore deposits are deposits obtained directly from our depositors and exclude deposits obtained from listing services and brokered deposits that are obtained through an intermediary.Total organic deposit growth YOY was $131.6MM or 27.2%; however, $24.6MM or 18.7% of that growth related to IPO funds deposited by shareholders and an additional $24MM or 18.2% resulted from a few large business transactions where companies were sold or recapitalized by private equity groups and deposited money in the bank.  Total organic deposit growth excluding the above factors was still an impressive $83MM, or 17.2%.  Core deposits totaled $615.9 million, or 91.1% of total deposits, as of December 31, 2018, up from 89.9% as of September 30, 2018.  Dollars are in millions.Financial data is as of or for the twelve months ended December 31 of each respective year.  28.4%  31.1%  22.1%  23.2%  26.5%  26.3%  Commentary  11

 Appendix  12

 Bank7 Corp. Financials  Net income and earnings per share are tax adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for 2017 and 2018 were 40.0% and 22.2%, respectively. Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure.   13

 Bank7 Corp. Financials  Return on average assets and shareholders’ equity are tax adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income.   Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure. Ratios are based on Bank level financial information rather than consolidated information. At December 31, 2018 Tier 1 leverage ratio, common equity Tier 1 risk-based capital ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 11.13%, 14.61%, 14.61%, and 15.86% respectively for the Company.  14

 Non-GAAP Reconciliations  15